                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 1999 relating to the financial statements of Bargo Energy Company (formerly Future Petroleum Corporation) which appears in Bargo Energy Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, TX
December 2, 1999

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 1999 relating to the Statement of Revenues and Direct Operating Expenses of the East Texas Properties, which appears in the Current Report on Form 8-K/A dated November 19, 1999 of Bargo Energy Company.

/s/ PricewaterhouseCoopers LLP
-------------------------------
    PricewaterhouseCoopers LLP

Houston, Texas
December 2, 1999